EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 6 to Registration Statement No. 333-174827 of our report dated June 10, 2011 (January 23, 2012 as to the effect of the stock split described in Note 16) relating to the consolidated financial statements of EPAM Systems, Inc. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, PA

January 23, 2012